SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                       Date of Report:  April 29, 1996
                      (Date of earliest event reported)


                           COMMUNITY BANK SYSTEM, INC.
             (Exact name of registrant as specified in charter)



               Delaware                0-11716          16-1213679
        (State or other jurisdiction   (Commission   (IRS Employer
              of incorporation         File number)  Identification Number


            5790 Widewaters Parkway, DeWitt, New York       13214
            (Address of principal executive officer)    (Zip Code)


                       Registrant's telephone number,
                    including area code:   (315) 445-2282


                                  Not Applicable
        (Former name or former address, if changed since last report)





Item 5.  Other Events.


     See News Releases of Community Bank System, Inc. set forth on the following pages.

Community Bank, N.A.
5790 Widewaters Parkway
DeWitt, New York 13214

                          NEWS RELEASE

For further information
please contact:

David G. Wallace
Chief Financial
Officer
Office: (315) 445-2282
Fax: (315) 445-2997

FOR IMMEDIATE RELEASE


        CBSI Acquires Retirement Plan Administration Firm

     Syracuse, New York, April 29, 1996 -- Community Bank System, Inc.(NASDAQ NMS: CBSI), a DeWitt-based bank holding company with $1.2 billion in assets, and Benefit Plans Administrators (BPA), an independent third party administrator of defined benefit and defined contribution plans located in Utica, NY, announced today that they have signed a definitive agreement under which BPA would become a wholly-owned subsidiary of CBSI. The acquisition, which will be financed by issuing 40,625 shares of common stock, is expected to be completed by mid-year, subject to federal regulatory approval.

     Sanford A. Belden, President and Chief Executive Officer of CBSI, stated, "BPA's actuarial and recordkeeping expertise will provide valuable services to our commercial customers and add an important source of noninterest income to CBSI. BPA's revenues for its recent fiscal year end were $1.3 million. We know this company well, having worked with their people for several years as a supplier of services to the employee benefit trust business of our wholly-owned commercial banking subsidiary, Community Bank, N.A. (CBNA). An equally important thrust of the acquisition is the Bank's intention to market the sale of mutual funds and other investment products through BPA as well as offer mutual fund clearing services to clients of BPA and other third party administrators."

     Girald H. Mayer, who founded in 1973 what is now a 23 person firm with approximately 425 plans under administration and $350 million in plan assets, will remain as President and Chief Executive Officer of BPA. Jerry stated, "CBNA offers BPA clients added management depth, greater access to capital for ongoing technology investments, and a superior client servicing and distribution infrastructure."

     Belden concluded, "Our companies serve a similar customer base of small to medium sized companies and non profits, in the same or often contiguous geographical markets, with a focus on personalized, responsive service. Jerry and I are confident that the compatibility of our businesses will result in opportunities for referrals and cross selling of our respective commercial and personal financial products." Belden estimated that the new subsidiary combined with related fiduciary product sales of CBNA's trust department will be accretive to earnings during the second year of operation.

     CBSI is a registered bank holding company based in DeWitt, New York. Its wholly-owned banking subsidiary, Community Bank,
N.A., has 49 customer facilities located throughout Northern New
York, the Finger Lakes Region, the Southern Tier, and
Southwestern New York.

                        #      #      #

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               COMMUNITY BANK SYSTEM, INC.
                                    (Registrant)



                              by:  /s/ Charles M. Ertel
                                   Charles M. Ertel
                                   Assistant Treasurer



Date:  May 22, 1996